Exhibit 99.1
GM FINANCIAL REPORTS DECEMBER QUARTER OPERATING RESULTS

•	Earnings of $91 million

•	Consumer loan and lease originations of $1.5 billion

•	Available liquidity of $2.9 billion

•	Annualized net credit losses of 3.3% on consumer loans
FORT WORTH, TEXAS February 14, 2013 - GENERAL MOTORS FINANCIAL COMPANY, INC. (“GM Financial” or the “Company”) announced net income of $91 million for the quarter ended December 31, 2012, compared to $104 million for the quarter ended December 31, 2011. Net income for the year ended December 31, 2012 was $463 million, compared to $386 million for the year ended December 31, 2011. Net income for the quarter and year ended December 31, 2012 was impacted by $20.4 million in pre-tax expenses related to the pending acquisition of Ally Financial Inc.'s international operations.
Consumer loan originations were $1.2 billion for the quarter ended December 31, 2012, compared to $1.5 billion for the quarter ended September 30, 2012, and $1.2 billion for the quarter ended December 31, 2011. Consumer loan originations for the year ended December 31, 2012 were $5.6 billion, compared to $5.1 billion for the year ended December 31, 2011. The outstanding balance of consumer finance receivables totaled $11.0 billion at December 31, 2012.
Lease originations of General Motors Company (“GM”) vehicles were $265 million for the quarter ended December 31, 2012, compared to $299 million for the quarter ended September 30, 2012 and $314 million for the quarter ended December 31, 2011. Lease originations for the year ended December 31, 2012 were $1.3 billion, compared to $1.0 billion for the year ended December 31, 2011. Leased vehicles, net, totaled $1.7 billion at December 31, 2012.
Consumer finance receivables 31-to-60 days delinquent were 6.1% of the portfolio at December 31, 2012, compared to 5.3% at December 31, 2011. Accounts more than 60 days delinquent were 2.1% of the portfolio at December 31, 2012, compared to 1.9% a year ago.
Annualized net credit losses were 3.3% of average consumer finance receivables for the quarter ended December 31, 2012, compared to 3.3% for the quarter ended December 31, 2011. For the year ended December 31, 2012, annualized consumer net credit losses were 2.5%, compared to 3.2% last year.
The Company had total available liquidity of $2.9 billion at December 31, 2012, consisting of $1.3 billion of unrestricted cash, approximately $1.3 billion of borrowing capacity on unpledged eligible assets and $300 million on a line of credit from GM.

About GM Financial

General Motors Financial Company, Inc. provides auto finance solutions through auto dealers across the United States and Canada. GM Financial has approximately 3,800 employees, over 815,000 customers and $16.2 billion in assets. The Company is a wholly-owned subsidiary of General Motors Company and is headquartered in Fort Worth, Texas. For more information, visit www.gmfinancial.com.
Forward-Looking Statements
Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements which are the Company's current views with respect to future events and financial performance. These forward-looking statements are subject to many assumptions, risks and uncertainties that could cause actual results to differ significantly from historical results or those anticipated by the Company. The most significant of these risks are detailed from time to time in the Company's filings and reports with the Securities and Exchange Commission including the Company's annual report on Form 10-K for the year ended December 31, 2011. Such risks include - but are not limited to - our ability to close the acquisition of some or all of Ally Financial Inc.'s (“Ally”) international operations and integrate those operations into our business successfully, changes in general economic and business conditions, GM's ability to sell new vehicles in the United States and Canada that we finance, interest rate fluctuations, our financial condition and liquidity, as well as future cash flows and earnings, competition, the effect, interpretation or application of new or existing laws, regulations, court decisions and accounting pronouncements, the availability of sources of financing, the level of net credit losses, delinquencies and prepayments on the loans and leases we originate, the prices at which used cars are sold in the wholesale auction markets, changes in business strategy, including acquisitions and expansion of product lines and credit risk appetite, the ability to integrate the business and operations of acquisitions, and significant litigation. If one or more of these risks of uncertainties materializes, or if underlying assumptions prove incorrect, the Company's actual results may vary materially from those expected, estimated or projected. Actual events or results may differ materially. It is advisable not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to, and does not, publicly update or revise any forward-looking statements, except as required by federal securities laws, whether as a result of new information, future events or otherwise.

General Motors Financial Company, Inc.
Consolidated Statements of Income
(Unaudited, in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Revenue
Finance charge income	$418,067	$339,640	$1,594,174	$1,246,687
Leased vehicle income	89,557	36,845	289,256	97,676
Other income	20,480	17,770	77,105	65,625
	528,104	394,255	1,960,535	1,409,988
Costs and expenses
Operating expenses	101,652	88,620	397,582	338,540
Leased vehicle expenses	63,721	27,642	211,407	67,088
Provision for loan losses	115,096	43,437	303,692	178,372
Interest expense	81,653	64,441	283,250	204,170
Acquisition expenses	20,388		20,388
	382,510	224,140	1,216,319	788,170
Income before income taxes	145,594	170,115	744,216	621,818
Income tax provision	54,990	66,451	281,090	236,291
Net income	$90,604	$103,664	$463,126	$385,527

Consolidated Balance Sheets
(Unaudited, in Thousands)

	December 31,
	2012	2011
Assets
Cash and cash equivalents	$1,289,494	$572,297
Finance receivables, net	10,998,274	9,162,492
Restricted cash – securitization notes payable	728,908	919,283
Restricted cash – credit facilities	14,808	136,556
Property and equipment, net	52,076	47,440
Leased vehicles, net	1,702,867	809,491
Deferred income taxes	107,075	108,684
Goodwill	1,108,278	1,107,982
Other assets	195,291	178,695
Total assets	$16,197,071	$13,042,920
Liabilities and Shareholder's Equity
Liabilities:
Credit facilities	$354,203	$1,099,391
Securitization notes payable	9,023,308	6,937,841
Senior notes	1,500,000	500,000
Convertible senior notes		500
Accounts payable and accrued expenses	217,938	160,172
Deferred income	69,784	24,987
Taxes payable	93,462	85,477
Related party taxes payable	558,622	300,306
Interest rate swap and cap agreements	527	11,208
Total liabilities	11,817,844	9,119,882
Shareholder's equity	4,379,227	3,923,038
Total liabilities and shareholder's equity	$16,197,071	$13,042,920

Consolidated Statements of Cash Flows
(Unaudited, in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$90,604	$103,664	$463,126	$385,527
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	76,738	37,222	255,182	109,619
Accretion and amortization of loan and leasing fees	(15,554)	(5,792)	(53,189)	(20,702)
Amortization of carrying value adjustment	(8,344)	33,791	(10,419)	177,566
Amortization of purchase accounting premium	(5,580)	(9,973)	(31,648)	(67,671)
Provision for loan losses	115,096	43,437	303,692	178,372
Deferred income taxes	36,628	9,077	2,626	50,236
Stock-based compensation expense	575	7,521	3,716	17,106
Other	(2,137)	(70)	(11,209)	(23,218)
Changes in assets and liabilities:
Other assets	6,777	6,906	2,378	34,649
Accounts payable and accrued expenses	(213)	(20,899)	47,946	(21,399)
Taxes payable	1,831	2,233	7,816	(77,285)
Intercompany taxes payable	10,566	54,937	258,316	258,092
Net cash provided by operating activities	306,987	262,054	1,238,333	1,000,892
Cash flows from investing activities:
Purchases of consumer finance receivables, net	(1,202,204)	(1,226,943)	(5,556,169)	(5,020,639)
Principal collections and recoveries on consumer finance receivables	957,360	902,657	4,006,893	3,719,264
Fundings of commercial finance receivables	(642,583)		(1,224,082)
Collections of commercial finance receivables	367,450		667,181
Net purchases of leased vehicles	(196,923)	(272,412)	(1,021,749)	(857,138)
Change in other assets	73,578	13,601	288,320	18,466
Net cash used by investing activities	(643,322)	(583,097)	(2,839,606)	(2,140,047)
Cash flows from financing activities:
Net change in credit facilities	(198,389)	544,575	(750,777)	270,535
Net change in securitization notes payable	23,701	46,014	2,117,023	874,541
Issuance of senior notes			1,000,000	500,000
Other net changes	(4,939)	(4,878)	(48,991)	(125,010)
Net cash (used) provided by financing activities	(179,627)	585,711	2,317,255	1,520,066
Net (decrease) increase in cash and cash equivalents	(515,962)	264,668	715,982	380,911
Effect of foreign exchange rate changes on cash and cash equivalents	(525)	414	1,215	(3,168)
Cash and cash equivalents at beginning of period	1,805,981	307,215	572,297	194,554
Cash and cash equivalents at end of period	$1,289,494	$572,297	$1,289,494	$572,297

Other Financial Data
(Unaudited, Dollars in Thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Consumer loan originations	$1,215,820	$1,239,542	$5,578,839	$5,084,800
GM lease originations	265,372	314,343	1,342,818	986,760
GM new vehicle loans as a percent of total consumer loan originations	30.4%	30.2%	30.7%	28.5%
GM new vehicle loans and leases as a percent of total loan and lease originations	42.9%	44.3%	44.2%	40.1%
Loans securitized	$1,055,420	$954,917	$6,776,799	$4,827,620

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Average consumer finance receivables	$10,959,387	$9,569,608	$10,421,389	$9,112,464
Average commercial finance receivables	403,017		177,841
Average finance receivables	11,362,404	9,569,608	10,599,230	9,112,464
Average leased vehicles, net	1,628,521	686,797	1,323,832	428,136
Average earning assets	$12,990,925	$10,256,405	$11,923,062	$9,540,600

Finance receivables

	December 31,
Consumer	2012		2011
Pre-acquisition consumer finance receivables - outstanding balance	$2,161,863	*	$4,366,075
Pre-acquisition consumer finance receivables - carrying value	1,958,204		4,027,361
Post-acquisition consumer finance receivables, net of fees	8,830,914	*	5,313,899
	10,789,118		9,341,260
Less: allowance for loan losses on post-acquisition consumer finance receivables	(344,740)		(178,768)
Total consumer finance receivables, net	$10,444,378		$9,162,492
Commercial
Commercial finance receivables, net of fees	559,999
Less: allowance for loan losses	(6,103)
Total commercial finance receivables, net	553,896
Total finance receivables, net	$10,998,274		$9,162,492

Allowance for loan losses as a percent of post-acquisition consumer finance receivables	3.9%		3.4%

Allowance for loan losses as a percent of commercial finance receivables	1.1%

*The outstanding balance of consumer finance receivables totaling $11.0 billion at December 31, 2012, is the sum of pre-acquisition consumer finance receivables-outstanding balance and post-acquisition consumer finance receivables, net of fees

	December 31,
	2012	2011
Loan delinquency as a percent of ending consumer finance receivables:
31 - 60 days	6.1%	5.3%
Greater than 60 days	2.1	1.9
Total	8.2%	7.2%

The Company analyzes portfolio performance of both the pre-acquisition and post-acquisition consumer finance receivable portfolios on a combined basis. This information allows for the ability to analyze credit loss trends of the combined portfolio and also facilitates comparisons of current and historical results.

The following is a reconciliation of charge-offs on the post-acquisition portfolio to credit losses on the combined portfolio:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Charge-offs	$118,239	$37,428	$304,293	$66,080
Adjustments to reflect write-offs of the contractual amounts on the pre-acquisition portfolio	68,705	130,433	304,736	568,558
Credit losses on the combined portfolio	$186,944	$167,861	$609,029	$634,638

Total credit losses on the combined portfolio	$186,944	$167,861	$609,029	$634,638
Less: recoveries	(95,999)	(87,881)	(352,775)	(345,605)
Net credit losses on the combined portfolio	$90,945	$79,980	$256,254	$289,033
Net annualized credit losses as a percent of average consumer finance receivables	3.3%	3.3%	2.5%	3.2%
Recoveries as a percent of gross repossession credit losses	55.6%	54.1%	59.8%	54.1%

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Contracts receiving a payment deferral as an average quarterly percent of average consumer finance receivables	6.6%	5.7%	5.7%	5.3%
Operating expenses	$101,652	$88,620	$397,582	$338,540
Annualized operating expenses as a percent of average earning assets	3.1%	3.4%	3.3%	3.5%

Contact:
Investor Relations
(817) 302-7000